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                                   EXHIBIT 15
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                                                                      EXHIBIT 15

Arcadian Corporation
Memphis, Tennessee

Gentlemen:

Re: Registration Statement No. 33-40323 and No. 333-10361

     With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated November 14, 1996 related to our review of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.

                                            Very truly yours,

                                            KPMG PEAT MARWICK LLP

Memphis, Tennessee

January 9, 1997